Exhibit 10.1

PACIFIC MERCANTILE BANCORP

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: APRIL 13, 2010

APPROVED BY THE SHAREHOLDERS: MAY 25, 2010

AS AMENDED BY THE BOARD OF DIRECTORS: April 17, 2013

AMENDED BY THE SHAREHOLDERS: June 5, 2013

This 2010 Equity Incentive Plan (the “Plan”) is hereby established and adopted, as of the Effective Date set forth in Section 13.1 of this Plan, by Pacific Mercantile Bancorp, a California corporation (the “Company”).

1. PURPOSES OF THE PLAN

The purposes of the Plan are: (a) to further align the interests of Company employees and directors with those of the Company’s shareholders by providing incentive compensation opportunities tied to the performance of the Company’s Common Stock and by promoting increased ownership of the Company’s Common Stock by such individuals; and (b) to enhance the Company’s ability to motivate, attract, and retain the services of officers and other key employees, and directors, upon whose judgment, and special efforts the successful conduct of the Company’s business is largely dependent, by enabling the Company to grant to such individuals Awards consisting not only of stock options and restricted stock, but also stock appreciation rights.

2. DEFINITIONS

2.1 When used with reference to the Company, the term “Affiliate” shall mean:

(a) with respect to Incentive Stock Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b) with respect to Awards other than Incentive Stock Options, in addition to any entity described in paragraph (a) of this Section 2.1, any other corporation, limited liability company, partnership, joint venture or other entity, whether now existing or hereafter created or acquired, in which the Company has a direct or indirect beneficial ownership interest representing at least one-third (1/3) of the aggregate voting power of the equity interests of such entity or one-third (1/3) of the aggregate fair market value of the equity interests of such entity, as determined by the Committee.

2.2 “Award” means a Stock Option, Stock Appreciation Right (or SAR), or Restricted Stock granted to a Participant pursuant to the Plan. The terms “Stock Option”, “Stock Appreciation Right” (or “SAR”), and “Restricted Stock” shall have the respective meanings given to such terms in Section 5 of this Plan.

2.3 “Award Agreement” shall have the meaning set forth in Section 3.3(f) of this Plan. 2.4 “Board” means the Board of Directors of the Company.

2.5 For purposes of this Plan, a “Change of Control” shall mean and shall be deemed to have occurred on the happening of any of the events described in subsections (a) through (f) of this Section 2.5; provided, however, for purposes of any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the term Change of Control shall mean a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Treasury Regulation § 1.409A-3(i)(5):

(a) the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the Company that represent 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than:

(i) an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, or

(ii) an acquisition of voting securities of the Company by a corporation or other entity owned, directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the Shares of the Company.

(b) at any time during a period of twelve (12) months or less, individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, Disability or voluntary retirement) to constitute a majority thereof; or

(c) the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving entity in such transaction, other than a merger, consolidation, or reorganization that would result in the persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least a simple majority of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity in such transaction) outstanding immediately after such merger, consolidation or reorganization or other similar corporate transaction; or

(d) the sale or other disposition of all or substantially all of the assets of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

2.7 “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3. 2.8 “Common Stock” means the Company’s Common Stock, without par value.

2.9 “Company” means Pacific Mercantile Bancorp.

2.10 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.11 “Effective Date” means the effective date of this Plan as described in Section 13.1 of this Plan.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of that Act.

2.13 “Fair Market Value” on any given date means the value of one Share of Common Stock, determined as follows:

(a) If the Common Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price per Share of Common Stock on the date of valuation on the Nasdaq Stock Market or the principal stock exchange (as the case may be) on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price per share of the Common Stock on the Nasdaq Stock Market or such principal stock exchange (as the case may be) on the next succeeding day for which a closing sale price is reported.

(b) If the Common Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be determined by the Committee through the application of such other valuation method permitted under Treasury Regulation § 1.409A-1(b)(5)(iv)(A).

(c) If neither paragraph (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith through the reasonable application of a reasonable valuation method in accordance with Treasury Regulation § 1.409A-1(b)(5)(iv)(B), which determination shall be conclusive and binding on all interested and affected parties.

2.14 “Incentive Stock Option” or “ISO” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.15 “Option Agreement” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.16 “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Company. 2.17 “Nonqualified Stock Option” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.18 “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

2.19 “Performance Criteria” shall have the meaning set forth in Section 9.2 of this Plan. 2.20 “Plan” means this Pacific Mercantile Bancorp 2010 Equity Incentive Plan.

2.21 “Prior Plans” collectively means the (a) Pacific Mercantile Bancorp 1999 Stock Option Plan, (b) Pacific Mercantile Bancorp 2004 Stock Incentive Plan, and (c) Pacific Mercantile Bancorp 2008 Equity Incentive Plan.

2.22 “Qualified Performance-Based Award” means an Award the grant, issuance, retention, vesting and/or settlement of which is subject to satisfaction of one or more performance goals that are based on or determined with reference to the Performance Criteria specified in Section 9.2 hereof.

2.23 “Restricted Stock” shall have the meaning set forth in Section 5.1(c) of this Plan.

2.24 “Restricted Stock Agreement” shall have the meaning set forth in Section 5.1(c) of this Plan 2.25 “SAR Agreement” shall have the meaning set forth in Section 5.1(b) of this Plan.

2.26 “Securities Act” means the Securities Act of 1933, as amended from time to time, and any reference to a section of the Securities Act shall include any successor provision of that Act.

2.27 “Share” shall mean a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

2.28 “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.1(b) of this Plan. 2.29 “Stock Option” shall have the meaning set forth in Section 5.1(a) of this Plan.

2.30 “Subcommittee” shall have the meaning set forth in Section 3.2(a) of this Plan.

2.31 “Subsidiary” means any corporation or entity in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

2.32 “Termination Date” shall have the meaning set forth in Section 13.3 of this Plan.

2.33 “Time-Based Award” shall have the meaning set forth in Section 8.1(c)(i) of this Plan.

2.34 “Treasury Regulations” shall mean the regulations of the United States Treasury Department promulgated under the Code.

2.35 “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. ADMINISTRATION

3.1 Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors of the Company (the “Board”). The Board shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof, and in such instances references herein to the Committee shall refer to the Board of Directors. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” for purposes of the Company’s Corporate Governance Guidelines and the Compensation Committee Charter, (ii) an “independent director” under rules adopted by the NASDAQ Stock Market, (iii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iv) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Delegation and Administration.

(a) The Committee shall have the right, from time to time, to delegate to one or more separate committees (any such committee a “Subcommittee”) composed of (a) one or more directors of the Company (who may, but need not be, members of the Committee) or (b) one or more officers of the Company, the authority to grant Awards and take the other actions described in Section 3.3 below, subject to (i) such limitations as the Committee shall determine, (ii) the requirement, in the case of a delegation of authority to a Subcommittee that includes one or more officers, that the resolution delegating such authority shall specify the total number of Shares for which Awards may be granted by such Subcommittee, and (iii) the limitation that in no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any officers or other individuals who are subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code or who have been appointed to any such Subcommittee. Any action by any such Subcommittee in accordance with and within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and, in such event, references in this Plan to the Committee shall include any such Subcommittee. Additionally any actions that may be taken by a Subcommittee composed of one or more officers of the Company shall be subject to review and approval, disapproval or modification by the Committee.

(b) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares of Common Stock upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify in the resolutions providing for such delegation. Any action by any such officer within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such officer, provided that the actions and interpretations of any such officer shall be subject to review and approval, disapproval or modification by the Committee.

3.3 Powers of the Committee. Subject to the express limitations of the Plan, the Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan and to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein, and to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company;

(b) to determine which persons are eligible to be Participants in this Plan and the eligible Participants to whom Awards shall be granted hereunder and the time or times when any such Awards shall be granted to them;

(c) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price thereof and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or service with the Company or an Affiliate, the satisfaction of performance goals or criteria, the occurrence of certain events, or other factors as may be determined by the Committee;

(d) to amend the terms of an Award in any manner that is not inconsistent with the Plan; provided, however, that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent;

(e) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Qualified Performance-Based Award or other Award granted under this Plan;

(f) to prescribe and amend the terms of the agreements or other documents evidencing Awards (“Award Agreements”) made under this Plan (which need not be identical and the terms and conditions of which may vary as determined by the Committee or any Subcommittee thereof);

(g) to determine whether, and the extent to which, adjustments are required pursuant to Section 11 of this Plan; and

(h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

3.4 Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as a Participant under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any Participant who is employed by an entity that ceases to be an Affiliate, (ii) any leave of absence approved by the Company or any Affiliate, and (iii) any change in the Participant’s status from an employee to a member of the Board, or vice versa.

3.5 Determinations of the Committee. All decisions, determinations, interpretations and actions by the Committee regarding this Plan shall be final, binding and conclusive on all Participants and any other persons claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons eligible to become Participants, whether or not such persons or Participants are similarly situated. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6 Limitation on Liability. No member of the Committee or any Subcommittee shall be liable for any action or determination made in good faith by the Committee or such Subcommittee with respect to the Plan or any Award hereunder. No employee of the Company and no member of the Board or Committee or of any Subcommittee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. The Company shall, to the fullest extent permitted by law, indemnify each member of the Board, the Committee or any Subcommittee, and any employee of the Company, with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under or with respect to the Plan.

4. SHARES SUBJECT TO THE PLAN

4.1 Shares Subject to the Plan.

(a) Subject to adjustment, pursuant to Section 11.1 hereof, as to the number and kind of shares that may be issued under this Plan, the number of Shares authorized for issuance under this Plan is 1,200,000 Shares, plus (i) any Shares of Common Stock that, as of the Effective Date, were reserved for future issuance pursuant to Awards not yet granted under the Prior Plans (all of which shall, on the Effective Date, cease to be available for the grant of Awards under the Prior Plans), plus (ii) a number of Shares equal to the number of Shares of Common Stock which, as of the Effective Date, are subject to Awards granted under the Prior Plans that terminate, expire or lapse for any reason on or after the Effective Date (none of which Shares may thereafter become available for the grant of Awards under any of the Prior Plans). However, except if and to the extent adjusted pursuant to Section 11.1 hereof, assuming that all of the Awards granted under the Prior Plans prior to the Effective Date terminate, expire or lapse, the maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan shall total, but shall not exceed, 2,504,555 Shares, less the number of Shares, if any, that are issued after the Effective Date pursuant to Awards granted prior to the Effective Date under the Prior Plans, provided that no more than 2,504,555 Shares may be issued pursuant to ISOs. If and to the extent any provisions of any of the Prior Plans conflict with this Section 4.1(a), then the provisions of this Section 4.1(a) shall supersede the conflicting provisions of the Prior Plans.

(b) For purposes of the foregoing limits on the maximum aggregate number of Shares of Common Stock that may be awarded or granted under this Plan, in the event that (i) all or any portion of any Award granted or offered under this Plan can no longer under any circumstances be exercised or purchased, or (ii) any Shares which had been the subject of an Award Agreement under this Plan are reacquired or purchased by the Company, then, the Shares that were not exercised or purchased by a Participant or that were reacquired or purchased by the Company (as the case may be) shall again be available for grant or issuance of Awards under this Plan. Shares which are withheld in order to satisfy federal, state or local tax liability (to the extent permitted by the Committee) shall not count against the above limits and shall again become available for grant or issuance under the Plan. Additionally, only the number of Shares actually issued upon exercise of a Stock Appreciation Right shall count against the above limits, and any Shares which were designated to be used for such purposes and that are not in fact so used shall again become available for grant or issuance under the Plan.

(c) Notwithstanding anything to the contrary contained in this Section 4.1, subject to Section 4.2 hereof, the maximum aggregate number of Shares of Common Stock authorized for issuance under this Plan that may be issued pursuant to Stock Options intended to be Incentive Stock Options shall be equal to the aggregate number of Shares described in Section 4.1(a), plus any Shares that become available for grant under this Plan pursuant to Section 4.1(b) above.

4.2 Individual Participant Limitations. The maximum number of Shares of Common Stock that may be the subject of Performance-Based Awards granted under this Plan, in the aggregate, to any one Participant during any fiscal year period shall be 400,000 Shares (which number shall be subject to adjustment as provided in Section 11 hereof). The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under this Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliate now in existence or that may be adopted at any time hereafter.

5. PLAN AWARDS

5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, Stock Appreciation Rights (or “SARs”), and Restricted Stock. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Qualified Performance-Based Award (as hereinabove defined). An Award may consist of one of the following types of Awards or two or more different types of Awards in tandem or in the alternative.

(a) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to Award Agreement evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options pursuant to Section 422 of the Code (“Incentive Stock Options” or “ISOs”) and Stock Options that are not intended to qualify as ISOs (“Nonqualified Stock Options”), as it, in its sole discretion, shall determine.

(b) Stock Appreciation Rights. A stock appreciation right (“Stock Appreciation Right” or “SAR”) is a right to receive value, with respect to a specified number of Shares of Common Stock, equal to or otherwise based on the excess of (i) the market value of a Share of Common Stock at the time of exercise over (ii) the exercise price or “base price” of the right, subject to such terms and conditions as are expressed in the Award Agreement evidencing the Award (the “SAR Agreement”). That value may be paid to the Participant in cash or Shares of Common Stock as determined by the Committee and set forth in the SAR Agreement.

(c) Restricted Stock Awards. A “Restricted Stock” Award is an award of Shares of Common Stock under this Plan, the grant, issuance, retention and/or vesting of which is subject to one or more conditions, as are expressed in the Award Agreement governing the Restricted Stock Award (the “Restricted Stock Agreement”), which if not fully satisfied will entitle the Company to reacquire some or all of such Shares at such times and on such terms as are set forth in the Award Agreement.

5.2 Evidence of the Grant of an Award. The grant of an Award by the Committee under this Plan may be evidenced by a notice, document or other communication, in written or electronic form, as shall be approved by the Committee, subject to any requirements of law or of any rules or regulations (including accounting rules) applicable to the grant of Awards.

5.3 Suspension or Termination of Awards.

(a) General. The Committee may specify in any Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to the Award shall be subject to reduction, cancellation, forfeiture or recoupment, or that the vesting of any Award shall be subject to suspension or termination, upon the occurrence or non-occurrence of any event or events that are specified in such Award Agreement, in addition to any otherwise applicable vesting or performance conditions of the Award. Such events may include, but shall not be limited to, termination of Service for cause or any act of misconduct (as such terms are defined in the Participant’s Award Agreement), or other conduct by the Participant that is deemed to be detrimental to the business or reputation of the Company.

(b) Termination for Cause. Without limiting the generality of Section 5.3(a) above, unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant’s employment or service relationship with the Company or any Affiliate shall be terminated for cause, as the same may be defined in the Award Agreement of a Participant (or by reference to a definition of cause that is included in any employment agreement between the Company or any of its subsidiaries and the Participant), the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Award in its entirety. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurred. Any such determination shall be final, conclusive and binding upon the Participant; provided, however, that for any Participant who is an “executive officer” for purposes of Section 16 of the Exchange Act, or an Outside Director, such determination shall be subject to the approval of the Board. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s employment or service relationship for cause (as defined in the Participant’s employment or service agreement with the Company or any Award Agreement of the Participant, as the case may be), the Company may suspend the Participant’s rights to exercise any Option or SAR, or receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for “cause” as provided in this Section 5.3.

5.4 Withholding. The Committee may and/or a Participant shall make arrangements acceptable to the Company for the satisfaction of any withholding tax obligations that arise under applicable federal, state, local or foreign law with respect to any Stock Option, SAR, or Restricted Stock Award or any sale of Shares acquired pursuant to any such Award. The Company shall not be required to issue any Shares or to recognize the disposition of any such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or a portion of the payment that would otherwise be paid to a Participant under such Award or by the Participant’s tender of Shares previously acquired by the Participant.

5.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 11.1 hereof, neither the Committee nor the Board shall cause or permit the cancellation, substitution or amendment of any Stock Option or SAR that would have the effect of reducing the exercise price of such Stock Option or base price of such SAR at which such Stock Option or SAR was granted under the Plan, or otherwise approve any modification to such Stock Option or SAR that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ Stock Market or the principal exchange on which the Company’s Shares are listed for trading (if other than the NASDAQ Stock Market), unless and until such action is submitted to the shareholders for their prior approval and is approved by the affirmative vote of the holders of a majority of the Shares of the Company that are entitled to vote, and that are voted on, the proposal to approve such action.

6. STOCK OPTIONS

6.1 Grant, Terms and Conditions of Stock Options. The Committee may grant Stock Options at any time and from time to time prior to the Termination Date of this Plan, as set forth in Section 13 below, to employees and Outside Directors of the Company or any Affiliate selected by the Committee. No Participant shall have any rights as a stockholder with respect to any Shares subject to Stock Options awarded under this Plan until those Shares have been issued by the Company. The terms and conditions governing and the respective rights and obligations of the Participant and the Company with respect to each Stock Option shall be evidenced only by a Stock Option Agreement (in written or electronic form) as may be approved by the Committee containing such terms and conditions, not in conflict with the express terms of this Plan, as are determined by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. Stock Options granted pursuant to this Plan need not be identical, but each must contain or be subject to the terms and conditions set forth hereinafter in this Section 6.

6.2 Exercise Price. The exercise price per Share of a Stock Option shall not be less than 100 percent of the Fair Market Value of a Share of Common Stock on the date of grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per Share that is higher than such Fair Market Value.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, and the conditions upon which, a Stock Option, or portion thereof, shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued service of the Participant with the Company or any of its Affiliates for a specified time period or periods, or on the attainment of specified performance goals relating to Performance Criteria or the satisfaction of any other conditions that may be established by the Committee in its discretion.

6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in each Stock Option Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall not exceed ten (10) years from its date of grant. Except as otherwise provided in this Section 6 or as may be provided otherwise by the Committee in the Stock Option Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then an employee or director of the Company or one of its Affiliates.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in any Stock Option Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by delivery of a written or transmission of an electronic notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding taxes. The exercise price of a Stock Option shall be paid in cash or in such other form of consideration as shall be approved by the Committee, as expressly set forth in the Stock Option Agreement, and may include, without limitation, delivery of already owned Shares that have been held by the Participant, valued at the Fair Market Value of such Shares on the date of exercise; withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option; by payment under a broker-assisted sale and remittance program acceptable to the Committee; if permitted by the Committee and applicable law, by delivery of a full recourse promissory note in a principal amount equal to the exercise price that is being paid thereby and containing such terms and conditions as shall be approved by the Committee; by a combination of the methods described above; or by such other lawful method or means as may be approved by the Committee.

6.6 Additional Rules for ISOs.

(a) Eligibility. An ISO may only be granted to a Participant who is considered an employee for purposes of Treasury Regulation § 1.421-7(h) with respect to the Company or any Affiliate that qualifies as a “Subsidiary” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No ISO shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Shares of Common Stock with respect to which ISOs under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option or stock incentive plans of the Company or any Affiliate, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking ISOs into account in the order in which they were granted.

(c) Exercise Price and Term. If an ISO is granted to any 10% Stockholder, the exercise price may not be less than 110% of the Fair Market Value of a Share of Common Stock on the date of grant and the term of the ISO may not exceed 5 years.

(d) Termination of Employment. An Award of an ISO may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following (i) a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code, or (ii) the death of the Participant.

(e) Nontransferability. An ISO shall by its terms be nontransferable other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order in settlement of marital property rights; but, to retain its eligibility for ISO treatment, must be exercised during the lifetime of a Participant only by such Participant.

(f) Other Terms and Conditions. Any ISO granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such ISO to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option Agreement for an ISO may provide that it shall be treated as a Nonqualified Stock Option to the extent that any of the requirements applicable to “incentive stock options” under the Code shall not be satisfied.

(g) Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two (2) years following the date of its grant or one (1) year following the issuance of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right (or SAR) may be granted to any employee or Outside Director selected by the Committee. SARs (i) may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event; and (ii) shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of any SAR at any time.

7.2 Freestanding Stock Appreciation Rights. An SAR may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in the SAR Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or an Affiliate for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion, or both. An SAR will be exercisable or payable at such time or times as determined by the Committee, provided that the term of an SAR shall not exceed ten (10) years from its date of grant. The exercise or “base” price of an SAR granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of a Share of Common Stock on the date of grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. An SAR may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/SAR will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/SAR, to exercise either the Stock Option or SAR, resulting in the reduction of the corresponding number of Shares of Common Stock subject to the right so exercised as well as the tandem right not so exercised. An SAR granted in tandem with a Stock Option hereunder (a) shall have a base price per share equal to the per share exercise price of the Stock Option, (b) will be vested and exercisable at the same time or times that the related Stock Option is vested and exercisable, and (c) will expire or terminate (as the case may be) no later than the time at which the related Stock Option expires or terminates.

7.4 Payment of Stock Appreciation Rights. An SAR will entitle the holder, upon exercise by the holder or other payment thereof by the Company, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share of Common Stock on the date of exercise or payment of the SAR over the base price of such SAR, by (ii) the number of Shares as to which such SAR is exercised by the holder or is paid by the Company. Subject to any applicable requirements of Section 409A of the Code, payment of such amount may be made, as approved by the Committee and set forth in the SAR Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, or in cash or in a combination of Shares and cash, subject to applicable tax withholding requirements.

8. RESTRICTED STOCK

8.1 Grant, Terms and Conditions of Restricted Stock. The Committee may grant Restricted Stock at any time and from time to time prior to the termination of the Plan to employees and Outside Directors selected by the Committee. A Participant shall have rights as a stockholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement (as the case may be) evidencing such Award. The grant by the Committee of Restricted Stock shall be evidenced by such written or electronic notices or communications in such form as may be approved by the Committee. Awards of Restricted Stock granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) Terms and Conditions. Each Restricted Stock Agreement shall contain provisions regarding (i) the number of Shares subject to such Award or a formula for determining such, (ii) the purchase price (if any) of those Shares, and the methods by which payment of any purchase price may be paid, (iii) the satisfaction or achievement of conditions, including but not limited to, but subject to Section 8.1(c) below, any period of service or achievement of performance goals that shall determine the number of Shares that are granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares subject to such Award as may be determined by the Committee, (v) restrictions on the transferability of the Shares, and (vi) such additional terms and conditions, all as may be determined by the Committee, in each case not inconsistent with this Plan.

(b) Purchase Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock may be purchased by or awarded to a Participant, which may vary from time to time and among Participants and which may be below the Fair Market Value of such Shares at the date of grant or issuance, or that no price shall be payable for such Shares that have become vested.

(c) Vesting. Except as may otherwise be provided in Section 11.2 of the Plan:

(i) Vesting Based on Continuous Service. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) in one or more installments based on the period of time that the Participant remains in the Continuous Service of the Company or an Affiliate; provided, however, that no such Restricted Stock for which vesting is based solely on the period of the Participant’s

Continuous Service (a “Time-Based Award”) shall become 100% vested sooner than (x) the completion of three (3) years of continuous service, measured from its grant date, in the case of such an Award to any officer or employee or (y) one (1) year of continuous service, measured from its grant date, in the case of such an Award to any Outside Director.

(ii) Performance-Based Vesting. A Restricted Stock Award may provide that the Award shall vest (or that the restrictions to which the Award is subject may lapse) on the achievement, in whole or in part, of performance goals with respect to specified Performance Criteria (as set forth in Section 9 hereof), in which event the minimum vesting period of such an Award shall be no less than one (1) year from its grant date.

(iii) Time and Performance Based Awards. If a Performance-Based Award also provides that, notwithstanding a failure to achieve in full any of the specified performance goals, the Award may still become fully vested on the basis of the duration of the Participant’s Continuous Service, then, the Award may provide for a vesting period of not less than one (1) year if and to the extent the specified performance goal or goals are achieved, but also shall provide that the applicable vesting period based on the duration of Continuous Service shall not be less than three (3) years in the case of an officer or employee or one (1) year in the case of an Outside Director.

(iv) Effect of Termination of Continuous Service or Failure to Achieve Performance Goals. A Restricted Stock Award shall provide, in the case of a Time-Based Award, that if the Participant’s Continuous Service terminates prior to the time that the Restricted Stock Award has become fully vested, or, in the case of a Performance-Based Award, if any performance goal required to be achieved as a condition of vesting is not fully achieved, then, the Shares of Common Stock subject to that Award that fail to vest as a result thereof may, at the Company’s election, be repurchased, in whole or in part, by the Company at a repurchase price set forth in the applicable Award Agreement, but not less than the purchase price paid by the Participant, provided, however, that if the Participant was not required to pay any purchase price for the Shares of Common Stock subject to the Restricted Stock Award, then, the Award Agreement may provide that, upon a failure of the vesting requirement or requirements to be satisfied, the unvested Shares of Restricted Stock shall be cancelled or transferred to the Company, without the payment by the Company of any purchase price therefor.

(d) Restrictions on Transferability. Shares granted under any Restricted Stock Award shall be subject to transfer restrictions that prohibit the sale or other transfer, the assignment, pledge or encumbrance of any of the Shares until all applicable restrictions are removed or have expired and any applicable conditions have been satisfied as provided in the Award Agreement, unless otherwise allowed by the Committee. The Committee may provide, in any Award Agreement for the grant of any Restricted Stock, that the certificates representing the Shares awarded thereby (i) bear a legend making appropriate reference to the transfer restrictions imposed on the Shares, and/or (ii) shall remain in the physical custody of the Company or an escrow holder approved by the Committee until all restrictions are removed or have expired or the Shares subject to Restricted Stock Award have become vested.

(e) For purposes of this Plan, “Continuous Service” means (i) employment of a Participant by either the Company or any Affiliate thereof which is uninterrupted except for vacations, illness (other than permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any such Affiliate (as applicable), or (ii) service as a member of the Board of Directors of the Company or any Subsidiary until the Participant resigns, is removed from office, or his or her term of office expires and he or she is not reelected to the Board. Notwithstanding the foregoing, if the Participant’s position with the Company or any Affiliate terminates or ceases, but the Participant holds, or obtains within the succeeding fifteen (15) days, another position with the Company or any Affiliate, either as an employee or director thereof, the Participant’s Continuous Service shall not be deemed to have terminated or ceased and any Award granted to such Participant shall not be affected by, and the related Award Agreement shall remain in full force and effect notwithstanding, such change in position.

9. QUALIFIED PERFORMANCE-BASED AWARDS

9.1 The Committee may designate Awards that are granted under this Plan as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant a Qualified Performance-Based Award to a Participant, the provisions of this Section 9 shall control over any contrary provision contained in this Plan and the Award Agreement shall contain such terms, provisions, conditions and restrictions as may be necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m) of the Code; provided, however, nothing herein shall preclude the Committee, in its discretion, from granting Awards under this Plan that are based on Performance Criteria or performance goals that do not satisfy the requirements of this Section 9.

9.2 Performance Criteria.

(a) For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company or any Affiliate as a whole or to any business unit of the Company or any Affiliate, either individually, alternatively or in any combination, or to any Participant, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) interest income or interest income growth, (ii) net interest income or net interest income growth, (iii) net interest margin or net interest margin improvements, (iv) non-interest income or non-interest income growth, (v) reductions in non-interest expense or improvement in the Company’s efficiency ratio, (vi) reductions in non-accrual loans or other problem assets, (vii) earnings before income taxes, (viii) net income, (ix) per share earnings, (x) increases in core deposits, either in absolute dollars or as a percentage of total deposits, or both, (xi) return on average equity, (xii) total shareholder return, (xiii) share price performance, (xiii) return on average assets or on specified categories of assets, (xiv) comparisons of selected Company performance metrics, including any of the metrics set forth in the preceding clauses, to the comparable metrics of a selected peer group of banking institutions or a stock index, (xv) customer satisfaction, or (xvi) individualized business or performance objectives established for the Participant, or (xvii) any combination of the foregoing. The Committee may determine performance goals in respect of the performance of the Company, any of its subsidiaries or affiliates, or any business unit thereof, either individually, alternatively or in any combination.

(b) The Committee may appropriately adjust any evaluation of performance under any Performance Criteria to exclude any of the following events that may occur during a performance period: (i) asset write- downs, (ii) litigation or judgments or settlements, (iii) the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 (as amended) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Notwithstanding satisfaction or any completion of any Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Shares of Restricted Stock or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

10. OTHER PROVISIONS APPLICABLE TO AWARDS

10.1 Transferability.

(a) No Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution or pursuant to a domestic relations order in settlement of marital property rights. Notwithstanding the foregoing, the Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, and in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, however, an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code and in no event shall any Permitted Transferee of any Participant be entitled to transfer the Award in whole or in part. Any purported assignment, transfer or encumbrance that does not qualify under this Section 10.1 shall be void and unenforceable against the Company.

(b) Notwithstanding any provisions in this Plan to the contrary, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

10.2 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares. However, no dividends or dividend equivalent amounts shall be paid to any Participant with respect to Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for any dividends or dividend equivalent amounts.

10.3 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s), may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to the effectiveness of any such agreement or document that it shall be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

10.4 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares of Common Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for receipt, resales or other transfers of such Shares.

10.5 Affiliate Awards. In the case of a grant of an Award to any Participant who is an employee of an Affiliate, such grant may, if the Committee so directs, be implemented by the Company’s issuance of any Shares subject to such Award to the Affiliate, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Affiliate will transfer those Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Affiliate and shall be deemed granted on such date as the Committee shall determine.

10.6 Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation and that is subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Committee. The Award Agreement with respect to any such Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with any Award, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

11. CHANGES IN CAPITAL STRUCTURE AND CHANGES OF CONTROL

11.1 Adjustments For Changes in Capital Structure. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, if there shall occur any change with respect to the outstanding Shares of the Company’s Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change that does not constitute a Change of Control, or any other change affecting the Common Stock, the Committee shall cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of Shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code and any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

11.2 Change of Control Transactions. In order to preserve, as nearly as practical, but not to increase, the benefits to Participants under this Plan, in the event of a Change of Control of the Company:

(a) The Committee shall have the discretion to provide, in any or all Award Agreements, such terms and conditions as it deems appropriate with respect to (i) the vesting of such Award in the event of a Change of Control, and (ii) the assumption of such Award or the exchange therefor of comparable securities under another incentive program in the event of a Change of Control. In addition, the aforementioned terms and conditions may vary from Award Agreement to Award Agreement as the Committee deems appropriate.

(b) Whether or not the terms of an outstanding Option Agreement provide for acceleration of vesting in the event of a Change of Control, or to the extent that an Option is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change of Control transaction, for the purchase or exchange of any or each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change of Control transaction in exchange for the Shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change of Control, and (y) the Exercise Price of the Option.

(c) Whether or not the terms of an outstanding SAR provide for acceleration of vesting in the event of a Change in Control, or to the extent that an SAR is vested and not yet exercised, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of any or each SAR for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of the SAR had the SAR been exercised immediately prior to the Change in Control.

(d) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2, the Committee shall have the power and authority, in its sole discretion, to accelerate the vesting of any or all of the Options and SARs and/or the lapse of the restrictions on any or all of the Restricted Stock, even if the surviving entity in a Change of Control transaction agrees to assume the Options and SARs outstanding under this Plan, or issue Substitute Options or Restricted Stock or new equity incentives for the then outstanding Options, SARs or Restricted Stock. Additionally, the terms and conditions relating to the vesting of Options and SARs and the lapse of restrictions on Restricted Stock in the event of the consummation of a Change of Control may vary from Award Agreement to Award Agreement, as the Committee, in its discretion, deems appropriate.

(e) All outstanding Options and SARs shall terminate and cease to be exercisable upon the consummation of a Change of Control, except to the extent that, with the consent of the Company, the Options or SARs are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change of Control transaction.

(f) If the Company enters into a definitive agreement that provides for the consummation of a Change of Control, the Committee shall cause written notice of such proposed Change of Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed Change of Control transaction; provided, however, that any delay in giving or any failure to give such notice shall not affect the validity of nor shall it entitle any Participant to obtain a delay or postponement in the consummation of the Change of Control transaction.

(g) Notwithstanding anything to the contrary that may be contained elsewhere in this Section 11.2 or elsewhere in this Plan, if pursuant to any of the above provisions of this Section 11.2 above, an acceleration of the vesting of any Options or SARS or the lapse of restrictions on any Restricted Stock occurs or is deemed to have occurred immediately prior to the consummation of a Change of Control, but the Change of Control transaction is terminated or abandoned, for any reason whatsoever, before consummation thereof, then such acceleration of vesting and lapse of restrictions shall be deemed to have not occurred and the vesting schedule for the Options and SARs and the schedule or conditions for lapse of restrictions on Restricted Stock, as in effect prior to such acceleration, shall be reinstated to the same extent as if no definitive agreement providing for such Change of Control Transaction had ever been entered into by the Company.

11.3 Company or Stockholder Actions Affecting the Capital Structure of the Company. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan, the existence of outstanding Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or as may be provided by the Committee, (i) the issuance by the Company of Shares, or any class of securities convertible into Shares, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, (ii) the payment of a dividend in cash or property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares of Common Stock that are subject to Stock Options or other Awards theretofore granted under this Plan or the purchase price per Share of such Common Stock, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

12. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Committee determines in its discretion that the listing or qualification of the Shares of Common Stock available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, then, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock Award shall not vest or be settled unless such listing, qualification, consent or approval has been unconditionally obtained.

13. EFFECTIVE DATE, AMENDMENT AND TERMINATION OF THE PLAN

13.1 Effective Date. This Plan was approved by the Board of Directors on April 13, 2010 and shall become effective immediately following approval of the Plan by the affirmative vote of the holders of a majority of the shares of stock that are entitled to vote and are voted on the proposal to approve this Plan. Such approval by the shareholders was obtained and, accordingly, the Plan became effective on May 25, 2010.

13.2 Amendments. The Board may amend, alter or discontinue the Plan and, to the extent permitted by this Plan, the Board or the Committee may amend any Award Agreement or other document evidencing an Award made under this Plan, provided, however, that the Company shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 11) required to be submitted for stockholder approval by NASDAQ or that otherwise would:

(a)	Increase the maximum number of Shares for which Awards may be granted under this Plan;

(b)	Reduce the price at which Stock Options may be granted below the price provided for in Section 6.2;

(c)	Reduce the exercise price of any outstanding Stock Options;

(d)	Extend the term of this Plan;

(e)	Change the class of persons eligible to be Participants; or

(f)	Increase the limits in Section 4.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided, however, that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

13.3 Termination Date. This Plan shall remain available for the grant of Awards until April 10, 2020, which is ten (10) years following the date the Plan was approved by the Board of Directors, or such earlier date as the Board of Directors may determine (the “Termination Date”). The termination of the Committee’s authority to grant Awards under the Plan will not affect the continued operation of the terms of the Plan or the Company’s or Participants’ rights and obligations with respect to Awards granted on or prior to such Termination Date, which Awards shall continue in effect beyond the Termination Date in accordance with their terms and the terms and provisions of this Plan.

14. GENERAL PROVISIONS

14.1 Employment or Service. This Plan is strictly a voluntary undertaking on the part of the Company and shall not constitute a contract between the Company and any Participant or to be consideration for, or an inducement to, or a condition of, the employment or engagement of any Participant by the Company. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate the Participant’s employment or other service relationship with the Company or any Affiliate for any reason or no reason.

14.2 Securities Laws. No Shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which Shares of the same class are then listed, and under any blue sky or other securities laws applicable to such Shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and only for the account of such Participant and without any current intention to sell or distribute such Shares.

14.3 Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement nor shall the Company or the Committee be deemed to be a trustee of Shares or cash to be awarded under the Plan. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation and, except upon the issuance of Shares pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s Permitted Transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, in order to discharge its obligations under the Plan the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise.

14.4 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other Share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of Share or equity incentive or other compensation or benefit program for employees or directors of the Company or any Affiliate. The amount of any compensation deemed to be received by a Participant pursuant to an Award hereunder shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided to the contrary elsewhere in this Plan or by the terms of any other such plan.

14.5 Liability of the Company. The Company shall not be liable to any Participant or any other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any such Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or any other person due to the receipt, exercise or settlement of any Stock Option or other Award granted under this Plan.

14.6 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and each Participant, each Participant’s executors, administrators and Permitted Transferees and beneficiaries.

14.7 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

14.8 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes eligible, in accordance with the terms of this Plan, to receive Awards hereunder by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

14.9 Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of California and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

14.10 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

14.11 Headings and References to this Plan. The Section, subsection and paragraph headings in this Plan are for convenience of reference only and shall not affect the interpretation, construction or application of the provisions of this Plan. Unless the context indicates otherwise, the terms “herein”, “hereof”, “hereinafter”, “hereto” and “hereunder” and similar terms shall refer to this Plan as a whole and not to the specific Section, paragraph or clause where such term may appear.

14.12 No Other Understandings. This Plan supersedes any prior understandings or agreements (written or oral) that may be asserted to exist between the Company or any of its Affiliates, on the one hand, and any other person, including any person that may be eligible to be or become a Participant under this Plan, on the other hand, relating in any way to the Plan or the grant of any Awards pursuant to the Plan.